EXHIBIT 10.12(c)

SECOND AMENDMENT

TO THE

UNITED STATES CELLULAR CORPORATION

EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN

WHEREAS, United States Cellular Corporation (the “Corporation”) has adopted and maintains the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan (Amended and Restated Effective January 1, 2008), as amended (the “Plan”), for the benefit of its officers and directors;

WHEREAS, pursuant to Section 8.1 of the Plan, the Senior Vice President of Human Resources of the Corporation (the “SVP—HR”) may amend the Plan at any time and for any reason; and

WHEREAS, the Executive Vice President and Chief Human Resources Officer of the Corporation (i.e., the redesignated title of the SVP—HR) desires to amend the Plan in certain respects.

NOW, THEREFORE, BE IT RESOLVED, that effective as of January 1, 2013 or as otherwise set forth herein, the Plan hereby is amended as follows:

1.                                      Effective for deferrals under the Plan earned on or after January 1, 2013, Section 5.1 hereby is amended in its entirety to read as follows:

Section 5.1.  Normal Distribution.  Except as otherwise provided herein, including the six month payment delay described in Section 3.3(b) for a Specified Employee entitled to payment by reason of a Separation from Service, a Participant’s Deferred Compensation Account shall become payable to the Participant as of the earlier of (i) the Payment Date elected by the Participant and (ii) the Participant’s Separation from Service.  Payment shall be made either in a lump sum or installments, as elected by the Participant on the Election Form, in accordance with the payment schedule described in Section 5.4.

2.                                      The parenthetical in the first sentence of Section 5.2 hereby is replaced with “(irrespective of the Payment Date elected by the Participant or whether the Participant has incurred a Separation from Service)”.

3.                                      The parenthetical in the first sentence of Section 5.4 hereby is replaced with “(Separation from Service, the Payment Date or the Participant’s Disability, as applicable)”.

4.                                      Article 7 hereby is amended to add thereto the following new Section 7.15:

Section 7.15.  Clawback.  To the maximum extent permitted under applicable law, a Participant’s Deferred Compensation Account and any amounts distributed with respect to a Participant’s Deferred Compensation Account are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.                                      The definition of “SVP—HR” hereby is deleted, and  “SVP—HR” each time it appears in the Plan hereby is replaced with “Executive Vice President and Chief Human Resources Officer of the Company (or any successor thereto)”.

******

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of this 7th day of December, 2012.

/s/ Jeffrey J. Childs
Jeffrey J. Childs
Executive Vice President and Chief Human Resources Officer

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE

UNITED STATES CELLULAR CORPORATION

EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN